Exhibit 10.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF INCORPORATION

DIEGO PELLICER WORLDWIDE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to a Unanimous Written Consent of the Board of Directors of DIEGO PELLICER WORLDWIDE, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and solicited several stockholders owning the majority of the Corporation’s outstanding voting securities for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this Corporation be amended by changing the first paragraph of the Article thereof numbered “FOURTH” so that, as amended the first paragraph of said Article shall be and read as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 845,000,000, which shall consist of (i) 840,000,000 shares of common stock, $.000001 par value per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, $.000001 par value per shares (the “Preferred Stock”).

SECOND: That, thereafter and in accordance with the General Corporation Law of the State of Delaware and its Bylaws, shareholders of record owning the majority of the outstanding voting securities of said corporation executed and delivered a certain Majority Shareholders Written Consent, voting in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State ofDelaware.

IN WITNESS WHEREOF, said President of DIEGO PELLICER WORLDWIDE, INC. has caused this Certificate to be signed this I st day of August, 20 I8.

DIEGO PELLICER WORLDWIDE, INC.

By:	Isl Ron Throgmartin
Name:	Ron Throgmartin
Title:	President and CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:40 AM 08/06/2018
FILED 09:41 AM 08/06/2018
SR 20186019112 - FileNumber 5094948